UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2022

WHEELS UP EXPERIENCE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39541	98-1617611
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 West 26th Street, Suite 900
New York, New York	10001
(Address of principal executive offices)	(Zip Code)

(212) 257-5252
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	UP	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	UP WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.    Results of Operations and Financial Condition.
On November 9, 2022, Wheels Up Experience Inc., a Delaware corporation (the “Company”), issued a press release announcing its financial results for the third fiscal quarter ended September 30, 2022. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information in this Current Report on Form 8-K and Exhibit 99.1 is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Company is also announcing the departure of Vinayak Hegde, President of Wheels Up Partners LLC, an indirect subsidiary of the Company (“WUP”), effective as of November 9, 2022 (the “Separation Date”). In connection with Mr. Hegde’s separation of employment, on November 7, 2022, WUP and Mr. Hegde entered into a Separation and Release Agreement (the “Separation Agreement”). The Separation Agreement includes a general release of claims by Mr. Hegde subject to a 21-day consideration period beginning on the date the Separation Agreement was delivered to Mr. Hegde and a seven-day revocation period beginning on the Separation Date.

Pursuant to the Separation Agreement, WUP will pay Mr. Hegde a lump sum in the amount equal to $600,000, less applicable withholdings and other customary payroll deductions, representing twelve (12) months of Mr. Hegde’s base salary and payable on WUP’s first regularly scheduled payroll date that is at least ten (10) business days from the Separation Date (the “Payment Date”). In addition, Mr. Hegde will receive $400,000, less applicable withholdings and other customary payroll deductions, as an additional lump sum, payable on the Payment Date. Further, Mr. Hegde will be eligible for an annual bonus with a target of 125% of his annual base salary for fiscal year 2022, to be paid in a lump sum to Mr. Hegde at the same time and in the same manner as regular annual bonuses are distributed to other similarly situated senior executives of WUP in accordance with WUP’s policy and as would otherwise have been payable to Mr. Hegde had he continued employment with WUP; provided, that pursuant to his employment agreement with WUP, as amended, for the time period between January 1, 2022, and May 6, 2022, Mr. Hegde’s target bonus is guaranteed to be paid at 100%. Further, Mr. Hegde and WUP have agreed that Mr. Hegde will act as an advisor to the Company for a period of 12 months following the Separation Date in exchange for the payment to Mr. Hegde of a lump sum of $110,000 due within 30 days following the Separation Date. Any stock options and restricted stock units, or any other equity interest in the Company, held by Mr. Hegde as of the Separation Date that would have otherwise vested in accordance with its terms, absent Mr. Hegde’s separation of employment, during the 12-month period immediately following the Separation Date will become vested and exercisable as of the Separation Date. In addition, Mr. Hegde will also be entitled to exercise any stock options that are vested as of the Separation Date until the earlier of the fifth anniversary of the Separation Date and the expiration of such stock options. Mr. Hegde may elect to continue to participate in WUP’s group health insurance plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA), provided that WUP will pay the premiums for such coverage (at the coverage levels in effect immediately prior to the Mr. Hegde’s separation of employment) for a period of up to twelve (12) months after November 30, 2022.

The preceding description of the Separation Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the Separation Agreement, a copy of which is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit Number	Description
10.1†	Separation and Release Agreement, dated November 7, 2022, by and between Vinayak Hegde and Wheels Up Partners LLC
99.1	Press Release, dated November 9, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†	Identifies each management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHEELS UP EXPERIENCE INC.

Date: November 9, 2022	By:	/s/ Kenneth Dichter
		Name:	Kenneth Dichter
		Title:	Chief Executive Officer